SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 30, 1998

                            HORMEL FOODS CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)



       1-2402                          41-0319970
---------------------------    ---------------------------------
(Commission File Number)      (IRS Employer Identification Number)




1 Hormel Place, Austin, Minnesota                  55912
------------------------------------------       ------------
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: (507) 437-5737



Pages: This report contains three (3) pages numbered sequentially from this cover page.

Item 5.  OTHER MATERIALLY IMPORTANT EVENTS

September 29, 1998


The Company's Board of Directors has authorized a repurchase of up to five million shares of Hormel Foods Corporation common stock. Purchase of the full amount would equal 6.8 percent of the 73,614,546 shares issued. The program will be accomplished through periodic purchases at prevailing prices on the open market, by block purchases or in privately negotiated transactions. The Company intends to use excess cash to fund the repurchase of shares which may then be retired or retained as treasury stock.

This new repurchase program follows the completion of Hormel Foods Corporation's initial five million share repurchase program which was authorized March 25, 1996, and completed July 23, 1998.

The Company  considers  the  repurchase  program to be an excellent way to use a
portion  of  the  cash   accumulated   from  operations  to  increase  value  to
shareholders.

                                            SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                             HORMEL FOODS CORPORATION
                                  (Registrant)



                            By s/s
                               ------------------------
                               D. J. HODAPP
                               Executive Vice President
                               and Chief Financial Officer




                            By s/s
                               ------------------------
                               J.M. ETTINGER
                               Treasurer











Dated:   10/5/98